Exhibit 10.01

Transaction Restructuring Agreement

     This is a Transaction Restructuring Agreement (this “Agreement”) by and among (a) Daleen Technologies Inc., a Delaware corporation (“Daleen”), (b) Daleen Holdings, Inc, a Delaware corporation (“Holdings”), (c) Parallel Acquisition, Inc, a Delaware corporation, (“Acquisition Sub”), (d) Protek Telecommunications Solutions Limited, a corporation organized under the laws of England and Wales, whose principal place of business is located at 1 York Road, Maidenhead, Berkshire, United Kingdom (“Protek”), (e) Paul A. Beaumont, Geoff Butcher, Ian Watterson, Michael White, Michael Kersten and Barbara Krystyna Kalinowska (each, a “Protek Seller”), (f) Quadrangle Capital Partners LP, a Delaware limited partnership (“QCP”), Quadrangle Select Partners LP, a Delaware limited partnership (“QSP”), Quadrangle Capital Partners-A LP, a Delaware limited partnership (“QCP-A” and together with QCP and QSP, the “Quadrangle Entities”), (g) Behrman Capital II, L.P., a Delaware limited partnership (“Behrman”), (h) Strategic Entrepreneur Fund II, L.P., a Delaware limited partnership (“SEF”), (i) Protek Network Management (UK) Limited, a company formed under the laws of England and Wales, that is a wholly-owned subsidiary of Protek and (j) Quadrangle Advisors LLC, a Delaware limited liability company.

     Reference is made to the following agreements, each dated as of May 7, 2004: the Stock Purchase Agreement by and among Protek, the Protek Sellers and Holdings (together with the exhibits and schedules thereto, the “Stock Purchase Agreement”); the Investment Agreement by and among Holdings, the Quadrangle Entities, Behrman and SEF (together with the exhibits and schedules thereto, the “Investment Agreement”); the Agreement and Plan of Merger and Share Exchange by and among Daleen, Holdings, Acquisition Sub, Behrman and SEF (together with the exhibits and schedules thereto, the “Merger Agreement”); and the Transaction Support Agreement by and among the Quadrangle Entities, Behrman, SEF, Daleen, Holdings, Protek and certain of the Protek Sellers (the "Transaction Support Agreement” and, together with the Stock Purchase Agreement, the Merger Agreement and the Investment Agreement, the “Transaction Agreements”). Capitalized terms used without further definition in this Agreement have the meaning given to them in the respective Transaction Agreement in respect of which such term is used below.

     This Agreement is intended to implement the agreed upon amendments to the Transaction Agreements and related agreements referenced therein collectively set forth in the Preliminary Proposed Term Sheet, dated as of September 24, 2004, referencing the Investment Agreement, the Merger Agreement and the Transaction Support Agreement, by and among certain of the parties to this Agreement (the “Daleen Term Sheet”) and in the Preliminary Proposed Term Sheet, dated as of September 24, 2004, referencing the Stock Purchase Agreement by and among certain of the parties to this Agreement (the “Protek Term Sheet,” and collectively with the Daleen Term Sheet, the “Term Sheets”). Except as expressly set forth in Section F below, upon execution and delivery of this Agreement by all parties hereto, the Term Sheets shall be superceded and will be of no further force or effect.

          In consideration of the foregoing premises and the mutual promises set forth below, the undersigned parties hereby agree as follows:

     A. Modification of Stock Purchase Agreement. The Stock Purchase Agreement is amended as follows:

          1. Section 3.1 of the Stock Purchase Agreement shall be deleted and replaced in its entirety with the following:

     “Purchase Price. As full payment of the purchase price for (a) the Shares and (b) the conversion of all options held by the Converting Optionholders (the “Purchase Price”), Buyer shall, at Closing, (a) deliver to the Selling Shareholders an aggregate of 166,414 shares of Common Equity of Buyer (the “Common Equity Consideration”), to be allocated among the Selling Shareholders and Converting Optionholders as set forth on Exhibit J attached hereto, together with certificates representing the same, the further transfer of which shall be restricted under the United States Securities Act of 1933, as amended (the “Securities Act”), (b) deliver $200,000 in cash to Butcher, and (c) deliver to the Converting Optionholders fully vested options in respect of an aggregate of 47,120 shares of the Common Equity of Buyer as set forth on Exhibit J attached hereto. The parties hereto agree that each share of Common Equity of Buyer shall be deemed, solely for purposes of this Agreement, to have a value per share of Common Equity of $25.

     Twenty-four thousand (24,000) shares of the Common Equity Consideration and shares of Common Equity of the Buyer underlying the fully-vested options shall not be distributed at Closing and shall be held by Daleen Holdings for release upon receipt of cash under certain arrangements as set forth on Exhibit J-1 attached hereto. Upon receipt of any amounts (as a result of full or partial payment) referenced on Exhibit J-1, shares of, and options to acquire, Daleen Holdings’ Common Stock (valued as set forth above) representing the dollar value of the cash so received (based on the exchange rate at that time) shall be distributed amongst the Sellers pro rata in accordance with the “Escrow Equity” set forth beside each such Sellers’ name on Exhibit J. No fractional shares or options to purchase fractional shares shall be distributed pursuant to the foregoing and any such fractional shares shall be subject to distribution upon the next distribution event. Upon receipt of all amounts by September 24, 2005, all such “Escrow Equity” set forth beside the name of each such Seller on Exhibit J attached hereto shall be released without regard to aggregate dollar values of cash so received. If any amounts set forth on Exhibit J-1 attached hereto are not received by September 24, 2005, Common Equity Consideration and options to acquire Common Equity of the Buyer with a value equal to the amounts so not received, pro rata among the Sellers, shall be deemed returned to Daleen Holdings as indemnification therefor and promptly cancelled and the balance (if any) of any such shares or options still being held by Daleen Holdings shall be distributed to the appropriate Sellers.

     In addition to the foregoing, Buyer shall assume, pay and perform the Company’s obligations (i) set forth on Exhibit K attached hereto, (ii) arising under all executory contracts and leases, (iii) statutory contributions required under the laws of the United

Kingdom to be made by the Company’s optionholders in connection with the exercise of options upon consummation of the transactions contemplated by this Agreement, (iv) described in Section 7.1(o)(i) and (v) incurred after September 24, 2004 and approved by Quadrangle (collectively, the “Assumed Liabilities”). Notwithstanding the foregoing, the Buyer shall not assume, pay or discharge any of the Liabilities of the Company, whether fixed, unliquidated, contingent or otherwise, which arise out of or relate to periods prior to the Closing other than the Assumed Liabilities (the “Retained Liabilities”) and the Retained Liabilities shall hereby be assigned to the Sellers concurrent with the Closing. The Assumed Liabilities shall hereby be assigned to the Buyer concurrent with the Closing. The Buyer hereby agrees to assume and timely pay and discharge the Assumed Liabilities and the Sellers hereby agree to assume and timely pay and discharge the Retained Liabilities on and after the Closing. In addition to the obligations set forth in Section 11 hereof, each of the Buyer and the Sellers shall defend, protect, indemnify, and hold harmless the others and its affiliates from and against any and all loss, cost, liability, expense, claim, action, damages, and fines (including those arising from the loss of life, personal injury and/or property damage), including reasonable attorneys’ fees, directly or indirectly arising from or out of any failure by such party to perform his or its obligations, or any breach or violation of his or its obligations, with respect to the foregoing assignment and assumption from and after the Closing Date.”

     Schedule A attached hereto shall be attached to the Stock Purchase Agreement as Exhibit J thereto, Schedule A-1 attached hereto shall be attached to the Stock Purchase Agreement as Exhibit J-1 and Schedule B attached hereto shall be attached to the Stock Purchase Agreement as Exhibit K thereto.

          2. The second sentence of Section 3.8 shall be deleted and replaced with the following:

     “Of this amount, Protek and the Buyer agree that $500,000 (such amount, the “Deposit”) shall be treated, and Protek shall cause PNM(UK)L to treat such amount, as follows: The full amount of the Deposit shall be deemed additional purchase price payable to the Company under Section 3.1 at Closing.”

          3. Section 6.4 shall be amended by replacing (a) the reference to “300,000” with “208,000”, (b) the reference to “50,000” with “24,789” and (c) the reference to “504,000” with “347,257.”

          4. Section 7.1(a) shall be amended by adding the following sentence to the end of such section:

     “The parties hereby agree and acknowledge that no material business decision shall be made or effected by Protek or any of its Subsidiaries between September 24, 2004 and Closing without the prior written consent of the chief executive officer of Daleen and that any business decision that affects the revenue, expenses, cash flow and balance sheet (and items comprising the same) must be subject to prior coordination with the chief executive officer of Daleen. To better effect this coordination and consent and in addition to the obligations set forth in Section 7.1(b) hereof, the management of Protek shall provide to the chief executive officer of Daleen current (at least once a week or, more frequently, if similar reports are produced more frequently by Daleen) and detailed (in accordance with past practice and custom and containing, at the very least, information which is equivalent to that similarly included in reports internally by Daleen’s management) financial reports. The chief executive officer of Daleen shall meet by teleconference with the chief executive officer and chief financial officer of Protek no less than once a week to discuss ordinary course business matters of Protek (such meetings to be in addition to and not in lieu of discussions in respect of preparations for closing and post-closing combined operations).”

          5. The first sentence of the second paragraph of Section 7.1(d) shall be amended to replace the reference to “the date hereof” with “September 24, 2004.”

          6. Clause (b) of Section 7.1(n)(ii) shall be deleted and replaced in its entirety with the following:

     “(b) the Company shall, and the Sellers shall cause the Company to, offer to pay in cash to each holder of Options, in consideration of the consensual cancellation thereof, an amount equal to (a) the aggregate value of the Buyer Common Equity (determined in accordance with Section 3.1) delivered at Closing in respect of each Non-Voting Ordinary Share held by a Converting Optionholder times (b) the number of Non-Voting Ordinary Shares subject to such Option;”

          7. Section 7.1(o) shall be deleted and shall be replaced in its entirety with the following:

     “Liabilities of the Company. At the Closing, the only Liabilities of the Company and the Company Subs shall be (i) trade payables of an amount and type consistent with the Ordinary Course of the Company’s and the Company Subs’ business and the Company’s and the Company Subs’ past practice, (ii) Assumed Liabilities and (iii) such Retained Liabilities as shall have been jointly and severally assumed by the Sellers pursuant to Section 3.1 hereof.”

          8. Section 7.1(r)(iii)(3) shall be deleted and replaced in its entirety with the following:

               “waives the application of Article 7 of the Articles of Association of the Company to the deliveries to be made at Closing;”

          9. Section 7.2(b) shall be amended by deleting the first sentence and replacing in its entirety with the following:

               “The Sellers and their respective Affiliates and Associates shall not, from the date of this Agreement until the six-month anniversary of the Closing (with respect to Butcher and Kalinowska, until the Closing), directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or retained by, render services to, provide financing or advice to, or otherwise be connected in any manner with any Restricted Business.”

          10. Section 8.2 shall be amended by inserting the following parenthetical “(other than those set forth in Sections 4.13 and 5.3 and without reference to the term “prospects” in Section 4.7(i))” after the word “Agreement” and before the words “, or otherwise.”

          11. Section 8.11 shall be amended by replacing the reference to “February 29, 2004” therein with “September 24, 2004.”

          12. Section 9.5 shall be amended by deleting its title and replacing the same with “Delivery of Common Equity Consideration and other Consideration” and deleting the words “the Total Cash Purchase Price and” therein and replacing them with “the cash payable pursuant to Section 3.1 hereof”.

          13. Section 10 shall be deleted and replaced in its entirety with the following:

     “None of the representations or warranties in this Agreement (other than those set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.21, 5.1 and 5.2, which shall survive the Closing indefinitely) shall survive the Closing. Following consummation of the Closing, any breach of representations or warranties by any party shall be deemed to be waived by all other parties, and such other parties shall be deemed to fully release and forever discharge the breaching party on account of any and all claims, demands or charges, known or unknown with respect to the same, except that nothing in this Section 10 shall be construed so as to limit the ability of any party to bring a claim or action against any other person for fraud committed directly by such person. The foregoing provision shall not limit any covenant or agreement of any of the parties which by its terms contemplates performance after the Closing.”

          14. Section 12.1(ii) shall be revised by replacing the reference to “September 30, 2004” therein with “January 31, 2005.”

          15. Section 12.1(iii) shall be deleted and replaced in its entirety with the following:

          “by Buyer, if there shall have occurred, on the part of the Company or the Sellers, a breach of any representation, warranty, covenant or agreement contained in this Agreement (other than those set forth in Sections 4.13 and 5.3 and without reference to the term “prospects” in Section 4.7(i)) that (x) would result in a failure of a condition set forth in Section 8.1 or 8.2 and (y) which is not curable or, if curable, is not cured within thirty (30) calendar days after written notice of such breach is given by Buyer to the Company;”

          16. The definition of “Company Material Adverse Effect” shall be amended by adding the following new clauses to the end of such definition:

     (g) any effect on the Company or its Affiliates as a result of the public announcement of the Term Sheets or this Agreement and the pendency of the transactions contemplated by the Transaction Agreements;

     (h) any effects arising out of matters disclosed in the disclosure schedules delivered by the Company other than those arising out of or related to the Russian Investigation which have not been disclosed as anticipated or expected in such schedules; and

     (i) any changes arising out of economic or business conditions generally applicable to companies in the Company’s and its Subsidiaries’ line of business.

          19. Sections 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.9, 3.10, 7.1(n)(iii), 7.1(h), 7.2(h), 8.18, 9.7 and 11 of the Stock Purchase Agreement shall be deleted, together with all references thereto. Exhibits B, D and I to the Stock Purchase Agreement shall be deleted and all references thereto shall be deleted. The second sentence of Section 7.1(m) and the last sentence of Section 13.6 shall be deleted.

     B. Modifications to the Protek Bridge Agreement. The Protek Bridge Agreement (as defined in the Stock Purchase Agreement) is hereby amended as follows:

          1. Clause (c) under the definition of “Repayment Date” shall be deleted and replaced in its entirety with “31 January 2005.”

          2. “Sub-Facility A Amount” shall be revised to mean and refer to US$4,000,000.”

          3. Section 5.1 shall be amended by adding the following clause to the end thereof:

“(g) Quadrangle (as defined in the Definitive Agreement) has consented to such Advance.”

     C. Modification of Investment Agreement. The Investment Agreement is hereby amended as follows:

          1. The number of shares of Series A Preferred Stock set forth next to the name of each Quadrangle Investor and each Behrman Investor shall be amended to reflect the number of shares of Series A Preferred Stock set forth next to the names of each Quadrangle Investor and each Behrman Investor on Schedule C to this Agreement, subject to adjustment as contemplated by Section 1(c) of the Investment Agreement.

          2. Section 1(a) shall be amended by inserting the words “or by assignment of the promissory notes made by Daleen in favor of the Quadrangle Investors” after the word “funds” and before “at the Closing.”

          3. Section 1(b) shall be amended by adding the following to the end of such section, “and the right to receive $827,391.59 under Section 1.1(d) of the Merger Agreement.”

          4. Section 1(c) shall be amended by (a) replacing the reference to “the date hereof” with “September 24, 2004”, (b) replacing the reference to “ten (10) days” with “five (5) days” and (c) the term “Additional Investors Maximum Purchase Amount” shall be amended to mean and refer to an aggregate Offering Price of $3,428,676.

          5. The penultimate sentence of Section 2 shall be amended by inserting the words “in a manner permitted by Section 1” after the words “wire transfer” and before the words “, or any combination thereof.”

          6. The term “Minimum Offering Amount” shall mean and refer to $20,800,000.

          7. Section 6.1(c) shall be amended by replacing the words “the date hereof” with “September 24, 2004.”

          8. Sections 6.3(c), 9.3(b) and 9.3(g)(ii) shall be deleted.

          9. Section 9.3(g) shall be amended to replace the reference to “September 30, 2004” with “January 31, 2005.”

          10. Section 9.3(f) shall be deleted and replaced in its entirety with the following:

     “may be terminated by the Quadrangle Investors, if, prior to any termination of the Protek Stock Purchase Agreement or delivery of a termination notice under the Protek Stock Purchase Agreement, each in accordance with its terms, there shall have occurred, on the part of Protek or any Seller, a breach of any representation, warranty, covenant or agreement contained in the Protek Stock Purchase Agreement (other than those set forth in Sections 4.13 and 5.3 thereof and without reference to the term “prospects” in Section 4.7(i) thereof) that (x) would result in a failure of a condition set forth in Section 8.1 or 8.2 thereof and (y) which is not curable or, if curable, is not cured within thirty (30) calendar days after written notice of such breach is given by the Company to Protek;”

The parties hereto acknowledge and agree that this revision is not intended to condition the transactions contemplated in the Investment Agreement and the Merger Agreement upon consummation of the transactions contemplated by the Stock Purchase Agreement.

          11. “Material Adverse Effect” shall be amended by adding the following to the end of the definition “, any effect on the Company or its Affiliates as a result of the public announcement of the Term Sheets or this Agreement and the pendency of the transactions contemplated by the Transaction Documents, any effects arising out of matters disclosed in the

Protek Stock Purchase Agreement and Daleen Merger Agreement (including the disclosure schedules thereto updated as of September 24, 2004), any changes arising out of economic or business conditions generally to companies in the Company’s line of business and any change of effect relating to or arising out of the Protek Stock Purchase Agreement, including any termination thereof.”

          12. The Certificate of Designations (Exhibit B to the Investment Agreement) shall be amended by deleting the second, third, penultimate and last sentences of Section 2(a) thereof and deleting clause (A)(1)(y) of the definition of “Additional Shares of Common Stock.”

          13. The Stockholders’ Agreement (Exhibit C to the Investment Agreement) shall be amended by (a) revising the definition of “Exempted Issuance” by replacing the word “including” in clause (i) thereof with the words “other than” and adding “Daleen Merger Agreement (as defined in the Investment Agreement) and” immediately after the words “pursuant to” in clause (i) and (b) revising Section 3.2 by inserting the parenthetical, “(after taking into account, and subject to, liquidation preferences set forth in the Certificate of Designations (as defined in the Investment Agreement) such that amounts distributed in respect of different classes of stock need not be the same if such difference arises as a result of observation of the liquidation preferences reflected therein)” after the words “at the same price per share.”

          14. The Registration Rights Agreement (Exhibit D to the Investment Agreement) shall be revised by deleting clauses (i) and (ii) of Section 3.1(d) and replacing the same with “all Registrable Securities requested to be included in such registration by the Selling Holders holding securities set forth in clauses (a), (b) and (c) of the definition of “Registrable Securities,” in each case, allocated pro rata, as nearly as practical, to the respective amounts of Registrable Securities held by the Selling Holders (with all calculations pursuant to this sentence to be made excluding any Selling Holders who withdraw its request for registration as provided in the immediately following sentence).”

     D. Modifications to the Bridge Loan Agreement (as defined in the Investment Agreement). The Bridge Loan Agreement is hereby amended as follows:

          1. The Quadrangle Entities shall be added as Lenders under the Bridge Loan Agreement. The Borrower shall deliver Notes to the Quadrangle Entities in the amounts set forth herein concurrently with the execution of this Agreement.

          2. Section 1.1 of the Bridge Loan Agreement shall be amended by replacing the reference to “$5.1 million” to “$14.3 million” and replacing the reference to “May 25, 2005” with “January 25, 2005.” The maximum principal amount set forth beneath each Lender’s respective signature shall be amended to reflect the amounts set forth on Schedule D attached hereto. Section 1.1 shall be further amended by adding the following sentence to the end of such section:

          “The Quadrangle Entities agree to fund $7,500,000 on September 24, 2004 and thereafter all additional loans shall be funded 50% by Behrman and SEF and 50% by the Quadrangle Entities.”

          3. The second sentence of Section 1.2(b) is deleted.

          4. Section 1.2(d) shall be amended be replacing the reference to “Lenders” therein with “Behrman, on behalf of the Lenders”.

          5. A new Section 1.2(e) shall be inserted to read as follows:

          “Behrman hereby holds the security interest granted in Section 1.2(d) above under and subject to the terms and conditions set forth in this Section 1.2(e) for the benefit of the Lenders. Behrman shall take such action with respect to the security interest granted herein as mutually agreed to by the Lenders. Behrman shall be responsible to disburse all proceeds from the security interests granted herein to the Lenders, pro rata based on the amounts extended hereunder, promptly upon receipt. Behrman shall not be personally liable for any acts, omissions, errors of judgment or mistakes of fact or law made, taken or omitted to be made or taken by it in accordance with this Agreement in respect of the security interests granted hereunder (including, without limitation, acts, omissions, errors or mistakes with respect to the collateral), except for those arising out of or in connection with Behrman’s gross negligence or willful misconduct.”

          6. All references to “Lender” or “Lenders” in Section 1.3 shall be amended to refer instead to “Behrman and/or SEF.”

          7. Section 3(a) shall be amended by replacing the reference to “$1,500,000” with “$4,000,000” and by adding “; provided, that, any such advances under the Protek Facility on or after September 24, 2004 shall require the consent of the Quadrangle Entities.”

          8. The following shall be inserted as new sections under Section 8:

     “8.4 Daleen Merger Agreement. The Borrower shall not take any of the actions prohibited by (nor omit to take any of the actions required by) Article V of the Daleen Merger Agreement as in effect as of the date hereof (it being understood that a termination of the Daleen Merger Agreement shall not affect this covenant or the terms contained therein).

     8.5 Affirmative Covenants. The Borrower shall (a) timely pay its taxes when due, (b) maintain its good standing in its jurisdiction or organization and in all jurisdictions in which it is qualified to do business, and (c) be bound by Section 9 of the Registration Rights Agreement (Exhibit D to the Investment Agreement) as if the covenants of Daleen Holdings therein were, mutatis mutandi, covenants of the Borrower (excluding, however, the covenants in paragraphs (d) (reservation of stock), (e) (restrictive covenant agreements), (f) (indemnification agreements), (g) (subsidiary boards), (h) (equity incentive plan) and (i) (insurance), and the Lenders shall be entitled to all of the rights of the Qualified Holders and holders of Registrable Securities contemplated thereunder.”

          9. Exhibit A to the Bridge Loan Agreement shall be amended by replacing the reference to “May 1, 2005” in clause (a) of the definition of “Maturity Date” therein with “January 1, 2005.”

     E. Modifications to the Merger Agreement. The Merger Agreement shall hereby be amended as follows:

          1. Section 1.01(c) shall be amended by (a) replacing clauses (x) and (y) thereof with “0.1113 shares of Parent PIK Preferred”, (b) deleting the proviso after clause (y), (c) amending the definition of “Series F Value” to mean and refer to “11.13 per share of Daleen Series F Preferred Stock” and (d) deleting the words “and Common Stock” in the penultimate sentence thereof. Exhibit A to the Merger Agreement shall be replaced in its entirety with Exhibit A attached hereto.

          2. Section 2.01(a) shall be amended by deleting clauses (i) and (ii) therein and the language thereafter and replacing the same with “0.4452 shares of fully paid and nonassessable shares of Parent Common Stock.”

          3. Sections 2.02, 2.05, 7.02(c)(ii), 7.02(d) and 7.02(e) shall be deleted.

          4. Section 4.02 shall be amended by deleting the third sentence therein and replacing the same in its entirety with the following:

     “Immediately after Closing, the issued shares of capital stock of Parent shall consist solely of (a) the shares of Parent PIK Preferred and Parent Common Stock to be issued under this Agreement, (b) 208,000 shares of Parent Series A PIK Preferred to be issued under the Investment Agreement, (c) 246,414 shares of Parent Common Stock to be issued under the Protek Agreement and the Side Purchase Agreements referenced therein, (d) shares of Parent Common Stock subject to options to be granted under the Management Incentive Plan of Parent and under the Protek Agreement, and (e) 100 shares of Parent’s Junior Preferred Stock.”

          5. Section 7.03(a) shall be amended by inserting the parenthetical “(other than Section 3.10)” immediately before clause (i) therein.

          6. Section 7.04(a) shall be amended by inserting the parenthetical “(other than Section 4.05)” immediately before clause (i) therein.

          7. Section 7.04(e) shall be amended by replacing the reference to “the date hereof” with “September 24, 2004” and deleting the words after “Company Material Adverse Effect.”

          8. Section 8.01(c) shall be amended by replacing the reference to “September 30, 2004” therein with “January 31, 2005.”

          9. Article IX shall be deleted in its entirety.

          10. The first sentence Section 10.01 shall be deleted and replaced in its entirety with the following:

     “None of the representations or warranties in this Agreement shall survive the Closing. Following consummation of the Closing, any breach of representations or warranties by any party shall be deemed to be waived by all other parties, and such other parties shall be deemed to fully release and forever discharge the breaching party on account of any and all claims, demands or charges, known or unknown with respect to the same, except that nothing in this Section 10.01 shall be construed so as to limit the ability of any party to bring a claim or action against any other person for fraud committed directly by such person. The foregoing provision shall not limit any covenant or agreement of any of the parties which by its terms contemplates performance after the Closing.”

          11. The definition of “Company Material Adverse Effect” shall be amended by inserting the following clauses at the end of such definition:

     “(g) any effect on Company or its Subsidiaries as a result of the public announcement of the Term Sheets or this Agreement and the pendency of the transactions contemplated by the Transaction Agreements;

     (h) any effects arising out of matters disclosed in this Agreement and the schedules hereto;

     (i) any changes arising out of economic or business conditions generally to companies in the Company’s line of business; or

     (j) any change or effect relating to or arising out of the Protek Agreement, including any termination thereof.”

     F. Modification to Transaction Support Agreement. Section 1 of the Transaction Support Agreement is hereby amended by inserting “if not otherwise terminated prior thereto,” after the words “Daleen Agreement” and immediately prior to “Sections 8 and 9 of the Protek Agreement.” Section 3 shall be amended by inserting “(other than the Protek Agreement)” after the first reference to “Transaction Agreement” therein. A new Section 13 shall be inserted to read as follows:

          “13. Termination. Upon termination of the Protek Agreement in accordance with the terms set forth therein, Protek, Beaumont, Butcher and Watterson shall no longer have any rights or obligations under this Agreement. In addition, upon any such termination of the Protek Agreement, the remaining parties hereby agree to use all commercially reasonable efforts to amend the Transaction Agreements and related agreements to reflect the terms set forth in the term sheet among the other parties hereto dated as of September 24, 2004, in the event of an acquisition of Daleen without Protek.”

     G. Other Corresponding Modifications to Transaction Agreements. The recitals contained in the Transaction Agreements and cross-references in the Transaction Agreements are hereby modified in accordance with the amendments to the Transaction Agreements and the related agreements contemplated herein. Schedules attached hereto shall be incorporated by reference into the document in which they are so referenced pursuant to the terms contained in this Agreement. The Schedules to the Stock Purchase Agreement referenced, and intended to qualify representations set forth, in Article 4 thereof shall be modified to reflect the revisions set forth in Schedule E attached hereto (as so modified, the “Updated Protek Schedules”) and the Company Disclosure Schedules shall be modified to reflect the revisions set forth in Schedule F attached hereto (as so modified, the “Updated Daleen Schedules”). Defined terms no longer used shall be deleted and references to terms defined in sections which have been deleted shall continue to have the meaning set forth in such deleted section, such deletion notwithstanding. All references to the Transaction Agreements and the related agreements herein and therein shall mean and refer to such agreement, as amended by this Agreement (including amendments to the schedules and exhibits thereto).

     H. Modifications to Voting Agreements. The parties to this Agreement acknowledge that the Voting Agreements (as defined in the Merger Agreement) have been amended as contemplated by the Daleen Term Sheet.

     I. Modifications to Transaction Fee. The side letter by and among Daleen, Daleen Holdings and Quadrangle Advisors LLC shall be hereby amended by replacing the reference to “$400,000” therein with “$300,000.”

     I. No Admissions. This Agreement is entered into in order to effect the premises set forth above, to compromise and settle certain disputed claims and to avoid litigation, and nothing contained in this Agreement shall constitute or be deemed an admission of breach, default, liability or fault on the part of any party hereto, each of which specifically denies any such breach, default, liability or fault. This Agreement does not constitute a release of any claim that any party may have under the Transaction Agreements, as amended hereby. Notwithstanding, the parties agree and acknowledge that upon execution and delivery of this Agreement, no claims may be made with respect to the provisions and disclosures which have been superceded specifically hereby. It is understood and acknowledged by all parties that the settlement and compromise contemplated by this Agreement shall be effective only upon the consummation of the transactions contemplated by this Agreement.

     J. Representations and Warranties. Protek and the Sellers hereby make the representations and warranties set forth in Sections 4 and 5 (without taking into account the reference to the word “prospects” in Section 4.7(i)) of the Stock Purchase Agreement, as modified by the Updated Protek Schedules. In addition, Protek and the Sellers confirm that they have complied to date with the obligations set forth in Section 7.1(n)(ii) of the Stock Purchase

Agreement. Daleen hereby makes the representations and warranties set forth in Article III of the Merger Agreement, as modified by the Updated Daleen Schedules.

     K. Miscellaneous. Except as modified or amended by this Agreement, each of the Transaction Agreements shall continue unaltered and in full force and effect. This Agreement shall be governed by the law of the State of New York (but, in respect of the amendments made to the Investment Agreement, by the law of the State of Delaware), without regard to any principles of conflict of laws that would require the application of the law of another jurisdiction. The undersigned consent to the jurisdiction of and venue in any state or federal court located in the City of New York, State of New York in any action relating to this Agreement. Together with the Transaction Agreements, this Agreement constitutes the entire understanding of the parties in respect of the subject matter of this Agreement and may only be amended in writing by a document signing by each party hereto. This Agreement may be signed in counterparts.

[Remainder of page left blank; signature pages follow]

     Intending to be bound hereby, the undersigned have executed and delivered this Agreement as of this 24th day of September, 2004.

QUADRANGLE CAPITAL PARTNERS LP
By:	Quadrangle GP Investors LP, its General Partner
	By:	Quadrangle GP Investors LLC, its General Partner

		By:	/s/ MICHAEL HUBER

			Name:	Michael Huber

			Title:	Managing Principal

QUADRANGLE SELECT PARTNERS LP
By:	Quadrangle GP Investors LP, its General Partner
	By:	Quadrangle GP Investors LLC, its General Partner

		By:	/s/ MICHAEL HUBER

			Name:	Michael Huber

			Title:	Managing Principal

QUADRANGLE CAPITAL PARTNERS-A LP
By:	Quadrangle GP Investors LP, its General Partner
	By:	Quadrangle GP Investors LLC, its General Partner

		By:	/s/ MICHAEL HUBER

			Name:	Michael Huber

			Title:	Managing Principal

     Intending to be bound hereby, the undersigned have executed and delivered this Agreement as of this 24th day of September, 2004.

DALEEN TECHNOLOGIES, INC.

By:	/s/ GORDON QUICK

Name:	Gordon Quick

Title:	Pres. & CEO

DALEEN HOLDINGS, INC.

By:	/s/ GORDON QUICK

Name:	Gordon Quick

Title:	CEO & Treas.

PARALLEL ACQUISITION, INC.

By:	/s/ GORDON QUICK

Name:	Gordon Quick

Title:	CEO & Treas.

     Intending to be bound hereby, the undersigned have executed and delivered this Agreement as of this 24th day of September, 2004.

BEHRMAN CAPITAL II, L.P.

By: Behrman Brothers, LLC, its General Partner

By:	/s/ GRANT G. BEHRMAN

Name:	Grant G. Behrman

Title:	Managing Member

STRATEGIC ENTREPRENEUR FUND II, L.P.

By:	/s/ GRANT G. BEHRMAN

Name:	Grant G. Behrman

Title:	General Partner

     Intending to be bound hereby, the undersigned have executed and delivered this Agreement as of this 24th day of September, 2004.

PROTEK TELECOMMUNICATIONS SOLUTIONS LIMITED

	By:	/s/ P. A. BEAUMONT

	Name:	P. A. Beaumont

	Title:	CEO

PROTEK NETWORK MANAGEMENT (UK) LIMITED

	By:	/s/ P. A. BEAUMONT

	Name:	P. A. Beaumont

	Title:	Director

PAUL A. BEAUMONT

/s/ PAUL A. BEAUMONT

GEOFF BUTCHER

/s/ GEOFF BUTCHER

IAN WATTERSON

/s/ IAN WATTERSON

MICHAEL WHITE

/s/ MICHAEL WHITE

MICHAEL KERSTEN

/s/ MICHAEL KERSTEN

BARBARA KRYSTYNA KALINOWSKA

/s/ MARTIN COAKLEY	Acting by her attorney Martin Coakley

     Intending to be bound hereby, the undersigned have executed and delivered this Agreement as of this 24th day of September, 2004.

QUADRANGLE ADVISORS LLC

By:	/s/ DAVID TANNER

Name:	David Tanner

Title:	Managing Member

EXHIBIT A

Exchanged Shares

	Daleen Common Stock	Daleen Series F Preferred Stock
Behrman Capital II, L.P.	21,258,417	219,744
Strategic Entrepreneurship Fund II, L.P.	288,239	2,980